SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 10, 2004

                        Commission File Number: 000-31567

                           Rapid Bio Tests Corporation
                           ---------------------------
             (Exact name of registrant as specified in its charter)


Nevada                                                              35-0511303
------                                                              ----------
(State or other jurisdiction of          (I.R.S. Employer Identification  No.)

incorporation or organization)

5409 Ivy Street, Springfield, Oregon                                     97478
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(Address of principal executive offices)                            (Zip Code)


                                  (541)686.5989
                                  -------------
              (Registrant's Telephone Number, Including Area Code)





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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On August 10, 2004 Dr. Michael Huchital accepted his appointment as the chief executive officer of Rapid Bio Tests Corporation, a Nevada corporation (the "Registrant"),following the passing of its former chief executive officer, Dr. Geoffrey V.F. Seaman on June 30, 2004. Dr. Paul Hemmes served as the Registrant's acting chief executive officer during the interim time.

Michael A. Huchital, 54. Dr. Huchital has been serving as the Registrant's chief consultant since March 2004. The Registrant's management anticipates that Dr. Huchital's firm, Quality Antisera Development and Production, will be serving as a manufacturer and supplier to the Registrant when test kit development and production is able to begin. From 1989 to the present, Dr. Huchital has been and is currently the sole proprietor and President of Quality Antisera Development and Production, located in Warwick, NY. This company develops and manufactures immunological reagents for use in the medical diagnostics industry. From 1992 to 1995, Dr. Huchital was a Lederle Labs Group Leader; prior to that, he was a senior scientist at Sondoz Pharmaceuticals from 1988 to 1992. Prior to that he was a scientist with Fisher Diagnostics from 1985 to 1988. Dr. Huchital earned his Doctorate degree in 1984 and his Bachelors degree in Biochemistry in 1974 the same field. Dr. Huchital was also an NIH Fellow at the NYS institute for Basic Research in 1982-1983 and an NIH Post Doctoral Fellow at City University of New York in 1985. Dr. Huchital is not an officer or director of any other reporting company.

The Registrant reported on March 18, 2004 that it entered into an Agreement with Dr. Michael Huchital of Warwick, New York. The Agreement is for the Registrant to acquire all rights, interests and title to a portfolio of rapid diagnostic tests developed, under development or in research. Research and development on a rapid field test for Hepatitis B virus and Bubonic Plague has been completed. Tests under development include Mad Cow Disease, Rabies Virus, West Nile Virus, four strains of Malaria and Whooping Cough. Tests under joint study and research include Chagas' disease, Tuberculosis, Clostridium Botulinum toxin and Ricin toxin. The Registrant expects that Dr. Huchital will collaborate with it on the development of prototype tests for validation and these tests will then be outsourced to an OEM manufacturer. Along with Dr. Huchital, the Registrant expects that once these tests are developed that it will to be able to react very quickly to develop new rapid diagnostic tests to address any new outbreaks or epidemics worldwide through joint use of facilities and collaboration of personnel.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              Rapid Bio Tests Corporation

August 12, 2004                      By:      /s/ Michael Huchital
                                              ---------------------------------
                                              Michael Huchital
                                              Chief Executive Officer